722 Burleson Street Corpus Christi Texas 78402	Phone: 361/883-5591 Fax: 361/883-7619 www.torminerals.com

EXHIBIT 99.1

TOR Minerals International Reports Third Quarter Financial Results

CORPUS CHRISTI, Texas, November 3, 2016 – TOR Minerals International (Nasdaq: TORM), producer of high performance specialty minerals, today announced its financial results for the third quarter ended September 30, 2016. Highlights for the third quarter of 2016 as compared to the third quarter of 2015 include:

  3Q16 net sales increased 12% to $10.0 million
  3Q16 net income of $291,000 versus 3Q15 net loss of ($121,000)
  3Q16 diluted net income per share of $0.08, versus 3Q15 net loss per share of ($0.04)

Revenue by Product Group (in 000's)	3Q16	3Q15	% Change
Specialty Aluminas	$5,805	$4,305	35%
Barium Sulfate and Other Products	2,236	2,210	1%
TiO2 Pigments	1,995	2,473	-19%
Total	$10,036	$8,988	12%

Net sales increased 12% during the third quarter of 2016, as a 35% increase specialty alumina sales was partially offset by a 19% decrease in TiO2 pigment sales and a one% increase in barium sulfate and other product sales. The increase in specialty alumina sales, which includes ALUPREM®, HALTEX® and OPTILOAD®, was due to double digit volume growth in ALUPREM sales in both Europe as well as the United States.  Continued growth of OPTILOAD/HALTEX sales also contributed to the year-over-year increase in specialty alumina sales.  Barium sulfate and other product sales increased one% year over year.  The decrease in TiO2 pigment sales was due to lower volume and lower average selling price related to the continued pricing pressure from Chinese producers.

During the third quarter of 2016, gross margin increased to 15.8% of sales, versus 12.4% during the same period a year ago.  Gross margin improvement was related to improved efficiencies and lower raw materials costs.  In addition, the improvement in gross margin was related to the elimination of idle plant costs at the Company’s SR plant in Malaysia.  The company ceased SR production in late 2015, as management determined that it was more cost effective to continue purchasing feedstock material for its TiO2-based products from alternate sources than to resume production at its Malaysian facility.

Operating expenses during the third quarter of 2016 were $1.1 million, a 10% increase in comparison with the same period last year.  Third quarter net income was $291,000, or $0.08 per diluted share, as compared to a net loss of ($121,000), or ($0.04) per share, during the same period a year ago.

“Strong performance in our Alumina business more than made up for continued weakness in TiO2 market conditions, putting total revenue back on a growth trajectory for the year.  In addition, incremental contribution from our alumina business, as well as strategic initiatives to improve efficiencies of our TiO2 business, have resulted in significant improvements in profitability,” said Dr. Olaf Karasch, Chief Executive Officer.  “While our strategies must continuously focus on lowering cost position, due to the successful growth our specialty alumina and barium sulfate businesses, along with what appears to be weak, but stabilizing conditions in the TiO2 market, we are now increasing focus on top line growth.  We are expanding sales, marketing and distribution efforts to drive sales growth in the coming quarters, as well as investing in research and development to introduce new specialty mineral products that can provide long-term growth for our business.”

TOR Minerals will host a conference call at 4:00 p.m. Central Time on November 03, 2016, to further discuss third quarter results. The call will be simultaneously Webcast, and can be accessed via the News section on the Company's website, www.torminerals.com. Investors and interested parties may participate in the call by dialing 877-407-8033 and referring to conference ID # 13647195. A live and archived webcast of the conference call will be available via the News section of the company’s website, http://www.torminerals.com.

Headquartered in Corpus Christi, Texas, TOR Minerals International is a global manufacturer and marketer of specialty mineral and pigment products for high performance applications with manufacturing and regional offices located in the United States, Netherlands and Malaysia.

This statement provides forward-looking information as that term is defined in the Private Securities Litigation Reform Act of 1995, and, therefore, is subject to certain risks and uncertainties. There can be no assurance that the actual results, business conditions, business developments, losses and contingencies and local and foreign factors will not differ materially from those suggested in the forward-looking statements as a result of various factors, including market conditions, general economic conditions, including the present slowdown in U.S. construction and the risks of a general business slow down or recession, the increasing cost of energy, raw materials and labor, competition, the receptivity of the markets for our anticipated new products, advances in technology, changes in foreign currency rates, freight price increase, commodity price increases, delays in delivery of required equipment and other factors.

Investor Relations Contact

Dave Mossberg
Three Part Advisors, LLC
817 310-0051

TOR Minerals International, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
NET SALES	$10,036	$8,988	$29,458	$29,066
Cost of sales	8,452	7,877	25,379	26,108
GROSS MARGIN	1,584	1,111	4,079	2,958
Technical services, research and development	56	44	146	143
Selling, general and administrative expenses	1,068	943	2,972	3,034
Loss on disposal of assets	4	38	3	38
OPERATING INCOME (LOSS)	456	86	958	(257)
OTHER INCOME (EXPENSE):
Interest expense, net	(43)	(37)	(140)	(177)
Gain (loss) on foreign currency exchange rate	20	(157)	(59)	(134)
Other, net	-	9	28	18
Total Other Expense	(23)	(185)	(171)	(293)
INCOME (LOSS) BEFORE INCOME TAX	433	(99)	787	(550)
Income tax expense (benefit)	142	22	165	(132)
NET INCOME (LOSS)	$291	$(121)	$622	$(418)

Earnings (loss) per common share:
Basic	$0.08	$(0.04)	$0.19	$(0.14)
Diluted	$0.08	$(0.04)	$0.18	$(0.14)
Weighted average common shares outstanding:
Basic	3,542	3,014	3,319	3,014
Diluted	3,550	3,014	3,398	3,014

TOR Minerals International, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share amounts)

	September 30, 2016	December 31, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,082	$813
Trade accounts receivable, net	4,606	3,534
Inventories, net	13,153	13,988
Other current assets	906	878
Total current assets	21,747	19,213
PROPERTY, PLANT AND EQUIPMENT, net	16,837	17,472
DEFERRED TAX ASSET, foreign	8	19
OTHER ASSETS	4	4
Total Assets	$38,596	$36,708

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,404	$2,432
Accrued expenses	1,461	1,007
Notes payable under lines of credit	80	179
Export credit refinancing facility	726	1,108
Current maturities of long-term debt – financial institutions	1,288	1,485
Total current liabilities	5,959	6,211
LONG-TERM DEBT - FINANCIAL INSTITUTIONS	3,084	3,479
DEFERRED TAX LIABILITY, domestic	192	262
Total liabilities	9,235	9,952
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
Common stock $1.25 par value: authorized, 6,000 shares; 3,542 shares issued and outstanding at September 30, 2016 and 3,014 at December 31, 2015	4,428	3,767
Additional paid-in capital	30,502	29,636
Accumulated deficit	(4,643)	(5,265)
Accumulated other comprehensive loss	(926)	(1,382)
Total shareholders' equity	29,361	26,756
Total Liabilities and Shareholders' Equity	$38,596	$36,708

TOR Minerals International, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$622	$(418)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	1,916	2,123
Loss on disposal of assets	3	38
Stock-based compensation	130	104
Deferred income tax benefit	(61)	(178)
Provision for (Recovery of) bad debts	(237)	23
Changes in working capital:
Trade accounts receivables	(751)	302
Inventories	1,105	3,568
Other current assets	(5)	(414)
Accounts payable and accrued expenses	341	(1,431)
Net cash provided by operating activities	3,063	3,717

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(894)	(4,174)
Restricted Cash	-	(1,561)
Net cash used in investing activities	(894)	(5,735)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from lines of credit	85	2,663
Payments on lines of credit	(191)	(2,567)
Proceeds from export credit refinancing facility	1,853	3,420
Payments on export credit refinancing facility	(2,280)	(4,619)
Proceeds from long-term bank debt	-	3,740
Payments on long-term bank debt	(765)	(735)
Proceeds from the issuance of common stock through exercise of warrants	1,398	-
Net cash provided by financing activities	100	1,902
Effect of foreign currency exchange rate fluctuations on cash and cash equivalents	-	(453)
Net increase (decrease) in cash and cash equivalents	2,269	(569)
Cash and cash equivalents at beginning of period	813	2,657
Cash and cash equivalents at end of period	$3,082	$2,088

Supplemental cash flow disclosures:
Interest paid	$113	$112
Income taxes paid	$73	$349